Exhibit 10.13(a)

RIDER NO. 1
To
VENDOR PROGRAM AGREEMENT
DATED AS OF MARCH 29, 1990
BY AND BETWEEN
GENERAL ELECTRIC CAPITAL CORPORATION (“GE CAPITAL”)
AND
ASPEN TECHNOLOGY, INC. (“COMPANY”)

THIS RIDER is hereby incorporated into and made a part of the above referenced Vendor Program Agreement (the “Agreement”) and is subject to all the terms and conditions thereof.  All terms used and not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, COMPANY and GE CAPITAL wish to amend the Agreement to amend certain recourse provisions and to further enhance the operation of the Program.

NOW, THEREFORE, in consideration of the above premises, the parties hereby agree as follows:

1.                                      RECOURSE OBLIGATIONS.  Section 9(a) of the Agreement is hereby amended in its entirety to read as follows:

“(a)                           Upon the occurrence of any event specified in subparagraphs (i) through (iv) below, COMPANY agrees to repurchase from GE CAPITAL all of GE CAPITAL’s right, title and interest in and to the applicable Transaction and the payments purchased thereunder in accordance with the terms and conditions set forth below:

(i)                                     a default in the performance of any obligations under the applicable Transaction by any Customer who is not located in the United States;

(ii)                                  any alleged breach by COMPANY of any representation, warranty or obligation of COMPANY contained in the applicable Transaction or any other agreement relating to the Software, including any service agreement, which involves the performance of the Software or COMPANY’s obligation to provide maintenance, support or services with respect thereto (a “Service Default”).  Prior to repurchasing GE CAPITAL’s interest in the applicable Transaction pursuant to the terms and conditions set forth below in the event of a Service Default, COMPANY may elect to attempt to cure the Service Default for a period of sixty (60) days after written notice thereof by GE CAPITAL to COMPANY.  During such sixty (60) day period, COMPANY shall promptly remit to GE CAPITAL all payments then due under the applicable Transaction.  If the Service Default is not cured by the sixtieth day following written notice from GE CAPITAL, COMPAWY shall repurchase the applicable Transaction in accordance with the terms and conditions set forth below.

(iii)                               a Default by COMPANY under this Agreement, or

(iv)                              COMPANY becomes insolvent, is unable to pay its debts as they mature, fails to operate as a going concern, files under Title 11 of the United States Code or any successor or similar federal or state statute, makes an assignment for the benefit of creditors, has an appointment of a receiver, or is subject to a dissolution or a change in its corporate structure or in a material portion of

(v)                                 Upon the occurrence of any of the events described in subparagraphs (i) through (iv) above, COMPANY shall, within ten (10) days of receipt of written notice thereof (or sixty (60) days in the event of a Service Default which COMPANY has elected to cure pursuant to subparagraph (ii) above), pay GE CAPITAL the Repurchase Amount applicable thereto.  Upon receipt of such payment, GE CAPITAL shall sell and transfer to COMPANY all of its right, title and interest in and to the applicable Transaction and the payments purchased thereunder, AS IS, WHERE IS, without recourse or warranty to or from GE CAPITAL.  If the repurchase obligation arises out of a Default by COMPANY hereunder, COMPANY shall be obligated to repurchase all Transactions subject to this Agreement.

(vi)                              The Repurchase Amount means an amount equal to the total of the following amount due or to become due under the applicable Transaction:  (A) all payments accrued and unpaid under such Transaction as of the date of receipt by GE CAPITAL of the Repurchase Amount (the “Repurchase Date”), together with interest at the Discount Rate from the due dates of such payments to the Repurchase Date, plus (B) that amount reflected on the books and records of GE CAPITAL as gross investment in finance receivables with respect to such Transaction as of the Repurchase Date, less the amount so reflected as unearned income with respect to such Transaction, plus (C) any out-of-pocket expenses (including actual attorneys’ fees) incurred by GE CAPITAL prior to the Repurchase Date.  Interest shall accrue on the Repurchase Amount from the due date thereof until paid in full at the rate of eighteen percent (18%) per annum.”

2.                                      NO FURTHER AMENDMENTS.  The provisions of this Rider No. 1 shall be in addition to, and not in the place of any other provisions of the Agreement Except as specifically amended herein, all provisions of the Agreement and the obligations of the parties pursuant thereto shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Rider No. 1 to be executed by their duly authorized representatives as of the dates set forth below.

ASPEN TECHNOLOGY, INC.	GENERAL ELECTRIC CAPITAL CORPORATION

Signature	Signature

Name and Title – Please Print	Name and Title – Please Print

Date	Date